UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, on June 20, 2012, Apricus Biosciences, Inc. (the “Company”) announced that it had entered into a Stock Contribution Agreement (the “Contribution Agreement”) by and among the Company, Finesco, a holding company incorporated in France (“Finesco”), Scomedica, a company incorporated in France and the wholly owned subsidiary of Finesco and the shareholders of Finesco named therein (the “Shareholders”) pursuant to which the Company agreed to issue shares of its common stock to the Shareholders in exchange for all of the outstanding capital stock of Finesco.

On July 13, 2012, the Company announced that it closed the transaction contemplated by the Contribution Agreement.

The disclosure previously reported under Item 1.01 on the Company’s Current Report on 8-K filed on June 20, 2012 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 2.01 and previously reported under Item 1.01 on the Company’s Current Report on 8-K filed on June 20, 2012 is incorporated herein by reference.

The shares of common stock issued to the Shareholders were issued in an offshore transaction that was exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Stock Contribution Agreement, by and among Apricus Biosciences, Inc., Finesco, Scomedica and the shareholders of Finesco named therein, dated as of June 19, 2012.
10.1	Registration Rights and Transfer Restriction Agreement by and among Apricus Biosciences, Inc. and the other persons party thereto, dated as of July 12, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: July 13, 2012	By:	/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President, General Counsel and Secretary

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